As filed with the Securities and Exchange Commission on November 9, 2005

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

DTS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	77-0467655
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

5171 Clareton Drive, Agoura Hills, CA 91301

(Address of Principal Executive Offices)

2003 EQUITY INCENTIVE PLAN

2003 EMPLOYEE STOCK PURCHASE PLAN

2003 FOREIGN SUBSIDIARY EMPLOYEE STOCK PURCHASE PLAN

(Full Title of the Plans)

Jon E. Kirchner

President and Chief Executive Officer

DTS, Inc.

5171 Clareton Drive,

Agoura Hills, CA 91301

(Name and Address of Agent For Service)

(818) 706-3525

(Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Craig S. Andrews

Kirt W. Shuldberg

Heller Ehrman LLP

4350 La Jolla Village Drive

San Diego, California 92122

Telephone: (858) 450-8400

Facsimile: (858) 450-8499

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
	Amount to be	Offering Price per	Aggregate Offering	Amount of
Title of Securities to be Registered	Registered (1)(2)(3)	Share (4)	Price (4)	Registration Fee

Common Stock $0.0001 par value per share, to be issued pursuant to the 2003 Equity Incentive Plan	682,703	$16.30	$11,128,059	$1,310
Common Stock $0.0001 par value per share, to be issued pursuant to the 2003 Employee Stock Purchase Plan and 2003 Foreign Subsidiary Employee Stock Purchase Plan	100,000	$16.30	$1,630,000	$192
			Aggregate Registration Fee	$1,502

(1)

Includes such indeterminable number of additional shares as may be issued as a result of an adjustment in the shares in the event of a stock split, stock dividend or similar capital adjustment, as required by the Plans.

(2)	The 682,703 shares being registered under the 2003 Equity Incentive Plan represent an annual automatic increase in accordance with the terms of the plan on the first day of the 2005 fiscal year.

(3)

The 100,000 shares being registered under the 2003 Employee Stock Purchase Plan and the 2003 Foreign Subsidiary Employee Stock Purchase Plan represent an automatic annual increase in accordance with the terms of the plans on the first day of the 2005 fiscal year.

(4)

Computed in accordance with Rule 457(h) under the Securities Act of 1933, as amended (the “Securities Act”), based on the average of the high and low prices of the Registrant’s Common Stock on the Nasdaq National Market on November 7, 2005 solely for the purpose of calculating the registration fee.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents filed or to be filed with the Securities and Exchange Commission (the “Commission”) by the registrant are incorporated by reference in this registration statement:

(a)          The Registrant’s latest annual report on Form 10-K (File No. 000-50335) for the year ended December 31, 2004;

(b)         All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by the annual report referred to in (a) above;

(c)          The description of the Common Stock of the Registrant contained in the Registration Statement on Form 8-A (No. 000-50335) filed with the Commission on July 7, 2003, pursuant to Section 12 under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to the registration statement which indicates that all of the shares of Common Stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of the filing of such documents; except as to any portion of any future annual or quarterly report to stockholders or document that is not deemed filed under such provisions. For the purposes of this registration statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities

Not applicable.

Item 5. Interests of Named Experts and Counsel

Not applicable.

Item 6. Indemnification of Directors and Officers

Our Restated Certificate of Incorporation provides that, except to the extent prohibited by Delaware law, our directors shall not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duty by our directors. Under Delaware law, our directors have a fiduciary duty to us which is not eliminated by this provision in the certificate and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available. In addition, each of our directors will continue to be subject to liability under Delaware law for breach of the director’s duty of loyalty to us for acts or omissions which are found by a court of competent jurisdiction to be not in good faith or which involve intentional misconduct or knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are prohibited by Delaware law. This provision also does not affect the directors’ responsibilities under any other laws, such as the Federal securities laws or state or Federal environmental laws.

Section 145 of the Delaware General Corporation Law empowers a corporation to indemnify its directors and officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers, provided that this provision shall not eliminate or limit the liability of a director for the following:

•                       any breach of the director’s duty of loyalty to us or our stockholders;

•                       acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•                       unlawful payments of dividends or unlawful stock purchases or redemptions; or

•                       for any transaction from which the director derived an improper personal benefit.

Delaware law provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under our bylaws, any agreement, a vote of stockholders or otherwise. Our Restated Certificate of Incorporation eliminates the personal liability of directors to the fullest extent permitted by Delaware law. In addition, our Restated Certificate of Incorporation and our Restated Bylaws provide that we may fully indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative), by reason of the fact that such person is or was one of our directors, officers, employees or other agents, against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding.

We have also entered into agreements to indemnify our directors and executive officers, to provide contractual indemnification in addition to the indemnification provided for in our Restated Certificate of Incorporation and Restated Bylaws. We believe that these provisions and agreements are necessary to attract and retain qualified directors and executive officers. Our Restated Bylaws also permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions, regardless of whether Delaware law would permit indemnification. We have obtained liability insurance for our officers and directors.

At present, there is no pending litigation or proceeding involving any director, officer, employee or agent as to which indemnification will be required or permitted under our Restated Certificate of Incorporation. We are not aware of any threatened litigation or proceeding that may result in a claim for such indemnification.

Item 7. Exemption from Registration Claimed.

Not Applicable.

Item 8. Exhibits

4.1	Restated Certificate of Incorporation, as amended (1)
4.2	Restated Bylaws (2)
4.3	2003 Equity Incentive Plan of DTS, Inc. (3)
4.4	Form of Grant of Stock Option under 2003 Equity Incentive Plan (3)
4.5	Form of Option Exercise and Stock Purchase Agreement under the 2003 Equity Incentive Plan (3)
4.6	Form of Restricted Stock Grant Notice under the 2003 Equity Incentive Plan (3)
4.7	2003 Employee Stock Purchase Plan (3)
4.8	2003 Foreign Subsidiary Employee Stock Purchase Plan (3)
5.1	Opinion of Heller Ehrman LLP
23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm, with respect to the Registrant.
23.2

Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm, with respect to the acquisition of Lowry Digital Images, Inc. with respect to the Form 8-K/A filed in connection with the acquisition of Lowry Digital Images, Inc.

23.3	Consent of Heller Ehrman LLP (filed as part of Exhibit 5.1)
24	Power of Attorney (included on the Signature Page to this Registration Statement)

(1)	Incorporated by reference from the registrant’s Registration Statement’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2005.
(2)	Incorporated by reference from the Registrant’s Form S-1 Registration Statement (File No. 333-110120) filed on October 31, 2003.
(3)	Incorporated by reference from the registrant’s Registration Statement on Form S-1 (Registration No. 333-104761) originally filed with the Commission on April 25, 2003.

Item 9. Undertakings

(a)       The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)      The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)       Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Agoura Hills, State of California, on this 9th day of November, 2005.

DTS, INC.

By:	/s/ Jon E. Kirchner
Jon E. Kirchner
President and Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned directors and/or officers of DTS, Inc. (the “Registrant”), hereby severally constitute and appoint Jon E. Kirchner, President and Chief Executive Officer and Melvin L. Flanigan, Executive Vice President, Finance and Chief Financial Officer, and each of them individually, with full powers of substitution and resubstitution, our true and lawful attorneys, with full powers to them and each of them to sign for us, in our names and in the capacities indicated below, the Registration Statement on Form S-8 filed with the SEC, and any and all amendments to said Registration Statement (including post-effective amendments), and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933 in connection with the registration under the Securities Act of 1933 of the Registrant’s equity securities, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, and hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue of this Power of Attorney.

Pursuant to the requirements of the Securities Act of 1933 this Registration Statement has been signed by the following persons in the capacities indicated on November 9, 2005:

Signature	Title(s)

President, Chief Executive Officer, and
/s/ Jon E. Kirchner	Director
Jon E. Kirchner	(principal executive officer)

Executive Vice President, Finance and Chief
/s/ Melvin L. Flanigan	Financial Officer
Melvin L. Flanigan	(principal financial and accounting officer)

Chairman of the Board
/s/ Daniel E. Slusser
Daniel E. Slusser

Director
/s/ Joerg D. Agin
Joerg D. Agin

Director
/s/ C. Ann Busby
C. Ann Busby

Director
/s/ Joseph A. Fischer
Joseph A. Fischer

Director
/s/ James B. McElwee
James B. McElwee

Director
/s/ Ronald N. Stone
Ronald N. Stone

INDEX TO EXHIBITS

4.1	Restated Certificate of Incorporation, as amended (1)
4.2	Restated Bylaws (2)
4.3	2003 Equity Incentive Plan of DTS, Inc. (3)
4.4	Form of Grant of Stock Option under 2003 Equity Incentive Plan (3)
4.5	Form of Option Exercise and Stock Purchase Agreement under the 2003 Equity Incentive Plan (3)
4.6	Form of Restricted Stock Grant Notice under the 2003 Equity Incentive Plan (3)
4.7	2003 Employee Stock Purchase Plan (3)
4.8	2003 Foreign Subsidiary Employee Stock Purchase Plan (3)
5.1	Opinion of Heller Ehrman LLP
23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm, with respect to the Registrant.
23.2	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm, with respect to the Form 8-K/A filed in connection with the acquisition of Lowry Digital Images, Inc.
23.3	Consent of Heller Ehrman LLP (filed as part of Exhibit 5.1)
24	Power of Attorney (included on the Signature Page to this Registration Statement)

(1)	Incorporated by reference from the registrant’s Registration Statement’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2005.
(2)	Incorporated by reference from the Registrant’s Form S-1 Registration Statement (File No. 333-110120) filed on October 31, 2003.
(3)	Incorporated by reference from the registrant’s Registration Statement on Form S-1 (Registration No. 333-104761) originally filed with the Commission on April 25, 2003.